UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2009
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

Address of principal executive offices:	637 Davis Drive, Morrisville, NC 27560
Registrant’s telephone number, including area code:	(919) 767- 3250
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.01. Changes in Control of Registrant.
     On March 31, 2009, Harris Corporation (“Harris”) issued a press release announcing that its board of directors had approved the spin-off to its shareholders of all of the shares of capital stock of Harris Stratex Networks, Inc. (the “Company”) held by Harris as a pro rata stock dividend to be paid on May 27, 2009.
     As of March 31, 2009, Harris beneficially owned 32,913,377 shares of the Company’s Class B common stock, representing 100% of the outstanding shares of Class B common stock and approximately 55.8% of the outstanding shares of Class A common stock and Class B common stock, combined. Immediately following the payment of the dividend, Harris will no longer hold any shares of the Company’s common stock.
     According to a Schedule 13D/A filed by Harris with the Securities and Exchange Commission (the “SEC”) on April 2, 2009, immediately prior to the spin-off Harris intends to exchange all of its shares of Class B common stock for an equal number of shares of Class A common stock, pursuant to the terms of the Company’s certificate of incorporation and the Investor Agreement dated January 26, 2007 between the Company and Harris (the “Investor Agreement”). Harris intends to distribute the shares of Class A common stock received in the exchange through a taxable pro rata stock dividend that will be payable on May 27, 2009 to the Harris shareholders of record at the close of business on May 13, 2009, the record date for the spin-off dividend (the “Distribution”). In the Distribution, Harris shareholders will receive approximately .24 of a share of Class A common stock for every share of Harris common stock they own as of the record date.
     Since the Company’s merger with Stratex Networks, Inc. in January 2007, Harris has held a controlling equity interest in the Company and has been entitled to additional rights under the Company’s certificate of incorporation and the Investor Agreement by virtue of its Class B common stock holdings, including director appointment rights and preemptive rights among others. Under the Investor Agreement, so long as Harris holds a majority of the voting common stock of the Company, Harris has the right to appoint five of the Company’s nine directors and to vote along with the Class A common stock holders in the election of the remaining four directors. The Investor Agreement terminates pursuant to its terms when Harris no longer holds at least 10% of the Company’s outstanding common stock. Following the Distribution, Harris will cease to have any director appointment rights under the Investor Agreement and will cease to have the power to vote any shares of the Company’s outstanding common stock.
     As previously reported in a Current Report on Form 8-K filed by the Company with the SEC on April 2, 2009, Howard Lance, a director of the Company, is resigning from the Company’s board of directors effective on the payment of the stock dividend by Harris on May 27, 2009. Mr. Lance is the Chairman, Chief Executive Officer and President of Harris.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS STRATEX NETWORKS, INC.
By:	/s/ J. Russell Mincey
	Name:	J. Russell Mincey
	Title:	Interim Principal Financial Officer, Interim Principal Accounting Officer, Global Corporate Controller

Date: April 3, 2009